Exhibit 1.1

FIRST AMENDMENT TO SECOND AMENDED

AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”), dated as of May 26, 2016, is among RETAILMENOT, INC., formerly known as “WhaleShark Media, Inc.” (“RMN”), SPECTRAWIDE ACQUISITION CO., LLC (“Spectrawide”), CSB ACQUISITION CO., LLC (“CSB”), CLTD ACQUISITION CO., LLC (“CLTD”), SMALLPONDS, LLC (“Smallponds”), DEALS.COM, LLC (“Deals”), WSM CV, LLC (“WSM”), RNOT, LLC, formerly known as RetailMeNot, LLC, which in turn was formerly known as RMN Acquisition Co., LLC (“RNOT”, and together with RMN, Spectrawide, CSB, CLTD, Smallponds, Deals, and WSM, collectively, the “Original Borrowers”, and each, individually an “Original Borrower”), GIFTCARDZEN INC (the “New Borrower”, and together with the Original Borrowers, collectively, the “Borrowers”, and each, individually, a “Borrower”), YSL VENTURES, INC. (the “Guarantor”), COMERICA BANK, a Texas banking association, as administrative agent (in such capacity, the “Agent”), and the Majority Lenders (as defined in the Credit Agreement referred to below) party hereto.

RECITALS:

A. The Original Borrowers, the Agent and the Lenders have previously entered into the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 23, 2014 (such agreement, together with all amendments and restatements, the “Credit Agreement”).

B. The New Borrower desires to become a party to the Credit Agreement as if an original borrower thereunder, and the Borrowers, the Guarantor, the Agent and the Lenders desire to amend the Credit Agreement as herein provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1 Defined Terms. All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Loan Documents to the “Agreement” and to the “Credit Agreement” shall mean the Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time.

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ARTICLE II

Amendments

2.1 Amendment to Section 1.1 of the Credit Agreement. Effective as of the date hereof, the following definitions in Section 1.1 of the Credit Agreement are amended and restated to read in their entirety as follows:

“Borrower” shall mean each of RMN, Spectrawide Acquisition Co., LLC, CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, WSM CV, LLC, RNOT, LLC, formerly known as RetailMeNot, LLC, which in turn was formerly known as RMN Acquisition Co., LLC, GiftcardZen, Inc., and each other Person that becomes a “Borrower” hereunder pursuant to a Joinder Agreement or other documentation satisfactory to the Agent and the Lenders (and collectively, the “Borrowers”).

“EBITDA” shall mean, for any period and determined on a Consolidated basis for RMN and its Subsidiaries, Net Income for such period plus, without duplication and only to the extent reflected as a charge or reduction in the statement of such Net Income for such period, the sum of the following:

(a) Income Tax expense;

(b) interest expense;

(c) depreciation and amortization expense;

(d) non-cash stock compensation expenses;

(e) any non-recurring, one-time expenses related to Permitted Domestic Acquisitions or Permitted Foreign Acquisitions so long as all such expenses do not exceed $15,000,000 in the aggregate during such period; provided, however, to the extent such expenses exceed $5,000,000 in the aggregate during such period, then such excess amounts described in this clause (e) may be included in the calculation of EBITDA pursuant to this clause (e) so long as the following conditions have been satisfied: (i) the Borrowers shall have delivered to the Agent evidence, in form and substance satisfactory to the Agent, that such amounts are related to the deferred portion of the purchase price of such Permitted Domestic Acquisitions or Permitted Foreign Acquisition; and (ii) during and as of the end of such period the Borrowers have at least $50,000,000 of unrestricted cash on deposit in one or more accounts maintained with a bank located in the United States of America;

(f) fees and expenses incurred in connection with the consummation of this Agreement and the other Loan Documents, including without limitation, legal fees, in an aggregate amount not to exceed $1,500,000;

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(g) any extraordinary, unusual or non-recurring, non-cash expenses or losses together with a deduction of any extraordinary, unusual or non-recurring, non-cash gains; and

(h) subject to the approval of the Majority Lenders, which may be granted or withheld in their sole discretion, any extraordinary, unusual or non-recurring cash expenses or losses together with a deduction of any extraordinary, unusual or non-recurring cash gains.

2.2 Additions to Section 1.1 of the Credit Agreement. Effective as of the date hereof, the following definitions are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order to read in their entirety as follows:

“First Amendment Effective Date” means May 26, 2016.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit N or in such other form acceptable to the Agent.

2.3 Amendment to Section 7.2(a) of the Credit Agreement. Effective as of the date hereof, Section 7.2(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

(a) As soon as available but in any event concurrently with the delivery of the financial statements pursuant to Section 7.1(a) and Section7.1(b) (with respect to the first three fiscal quarters of each Fiscal Year), (i) a Covenant Compliance Report (or, in the case of Borrower prepared financial statements for the last fiscal quarter of each Fiscal Year, a draft Covenant Compliance Report) duly executed by a Responsible Officer of Borrowers’ Representative, (ii) a report of any intellectual property and domain names created or acquired during such period, and (iii) a report of any changes in Borrowers’ approved investment policy, and if requested by the Agent, copies of such revised policy;

2.4 Amendment to Section 7.13(b)(i) of the Credit Agreement. Effective as of the date hereof, Section 7.13(b)(i) of the Credit Agreement is amended and restated to read in its entirety as follows:

(i) within 30 days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), either (A) a Guaranty, or a joinder agreement to any existing Guaranty, whereby such Domestic Subsidiary becomes obligated as a Guarantor under such Guaranty, or (B) a Joinder Agreement, whereupon such Domestic Subsidiary becomes a Borrower hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Loan Documents;

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2.5 Amendment to Section 7.14 of the Credit Agreement. Effective as of the date hereof, Section 7.14 of the Credit Agreement is amended and restated to read in its entirety as follows:

7.14 Accounts. Maintain primary deposit accounts at the Agent and maintain all other deposit accounts and securities accounts of any Credit Party with the Agent or a Lender, provided that, with respect to any such accounts maintained with any Lender (including the Agent, if so requested by the Agent), such Credit Party (a) shall cause to be executed and delivered an Account Control Agreement in form and substance satisfactory to the Agent and (b) shall take all other steps necessary to ensure that the Agent has a perfected security interest in such account; provided, however, notwithstanding the foregoing, for the period beginning April 1, 2016 through October 31, 2016, the Credit Parties may maintain one or more deposit accounts with Bank of America, N.A. without delivery of an executed Account Control Agreement so long as no more than $10,000,000 in the aggregate is on deposit in such accounts at any time.

2.6 Amendment to Section 8.1(b) of the Credit Agreement. Effective as of the date hereof, Section 8.1(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

(b) any Debt existing on the First Amendment Effective Date and set forth in Schedule 8.1 attached hereto and any renewals or refinancing of such Debt, provided that (i) the aggregate principal amount of such renewed or refinanced Debt shall not exceed the aggregate principal amount of the original Debt outstanding on the First Amendment Effective Date (less any principal payments and the amount of any commitment reductions made thereon on or prior to such renewal or refinancing), (ii) the renewal or refinancing of such Debt shall be on substantially the same or better terms as in effect with respect to such Debt on the First Amendment Effective Date and shall otherwise be in compliance with this Agreement, and (iii) at the time of such renewal or refinancing no Default or Event of Default has occurred and is continuing or would result from the renewal or refinancing of such Debt;

2.7 Amendment to Section 8.1(c) of the Credit Agreement. Effective as of the date hereof, the parenthetical phrase “(including, without limitation, any Debt of the type described in this clause (c) which is set forth on Schedule 8.1)” is deleted and the parenthetical phrase “(excluding any Debt of the type described in this clause (c) which is set forth on Schedule 8.1)” is inserted in lieu thereof.

2.8 Amendment to Section 8.2 of the Credit Agreement. Effective as of the date hereof, Section 8.2 of the Credit Agreement is amended by (a) deleting the word “and” at the end of clause (c) thereof, (b) deleting each reference to “the Effective Date” in clause (d) thereof and inserting “the First Amendment Effective Date” in lieu thereof, (c) deleting the period at the end of clause (d) thereof and substituting “; and” in lieu thereof, and (d) adding a new clause (e) thereto to read in its entirety as follows:

(e) Liens on deposit accounts or other accounts maintained in connection with payment processing vendor agreements of the applicable Credit Party so long as the balance in all such accounts at the end of any Business Day does not exceed $20,000 in the aggregate.

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2.9 Amendment to Section 8.5(e)(iii)(A) of the Credit Agreement. Effective as of the date hereof, the reference to the amount “$100,000,000” in Section 8.5(e)(iii)(A) of the Credit Agreement is deleted and the reference to the amount “$150,000,000” is inserted in lieu thereof.

2.10 Amendment to Section 8.7(b) of the Credit Agreement. Effective as of the date hereof, the reference to the “Effective Date” in Section 8.7(b) of the Credit Agreement is deleted and the reference to the “First Amendment Effective Date” is inserted in lieu thereof.

2.11 Addition of Exhibit N to the Credit Agreement. Effective as of the date hereof, the Credit Agreement is amended by adding a new “Exhibit N” thereto to read in its entirety in the form of Exhibit N attached hereto.

2.12 Amendment to Schedule 8.1 to the Credit Agreement. Effective as of the date hereof, all references to “Schedule 8.1” in the Credit Agreement are deemed to be references to “Schedule 8.1” attached hereto as Schedule 8.1.

2.13 Amendment to Schedule 8.2 to the Credit Agreement. Effective as of the date hereof, all references to “Schedule 8.2” in the Credit Agreement are deemed to be references to “Schedule 8.2” attached hereto as Schedule 8.2.

2.14 Amendment to Schedule 8.7 to the Credit Agreement. Effective as of the date hereof, all references to “Schedule 8.7” in the Credit Agreement are deemed to be references to “Schedule 8.7” attached hereto as Schedule 8.7.

2.15 Joinder of the New Borrower. Effective as of the date hereof, by executing and delivering the Amendment, the New Borrower hereby assumes all of the obligations and liabilities, including but not limited to the Indebtedness, of a Borrower under the terms of the Credit Agreement, the Notes and the other Loan Documents (including but not limited to this Amendment) and agrees that the New Borrower is a Borrower for all purposes under the Loan Documents and bound as such under the terms of the Loan Documents as if an original signatory thereto. Each reference to the Borrowers or a Borrower in the Loan Documents shall be deemed to include the New Borrower.

ARTICLE III

Conditions Precedent

3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Amendment and Other Documents. Agent shall have received (i) this Amendment executed by the Borrowers, the Guarantor, and Majority Lenders, (ii) joinder agreements to the existing Security Agreement and Intellectual Property Security Agreement executed by the New Borrower, (iii) a Joinder Agreement executed by the New Borrower, and (iv) new Notes executed by the Borrowers for each Lender requesting a Note.

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(b) Corporate Authority. The Agent shall have received from the New Borrower a certificate of its Secretary or Assistant Secretary dated as of the date of this Amendment as to:

(i) corporate resolutions of the New Borrower authorizing the transactions contemplated by this Amendment and the other Loan Documents executed in connection herewith evidencing approval of this Amendment and the other Loan Documents executed in connection herewith and authorizing the execution and delivery of this Amendment and the other Loan Documents;

(ii) the incumbency and signature of the officers or other authorized persons of the New Borrower and the officers who are authorized to execute any Requests for Advance or requests for the issuance of Letters of Credit;

(iii) a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation or formation, and from every state or other jurisdiction where the New Borrower is qualified to do business; and

(iv) copies of the New Borrower’s articles of incorporation and bylaws or other constitutional documents as in effect on the date of this Amendment.

(c) Opinions of Counsel. The Credit Parties shall furnish the Agent with opinions of counsel to the Credit Parties, including opinions of local counsel to the extent deemed necessary by the Agent, in each case dated the date of this Amendment and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Lenders.

(d) No Default. No Default or Event of Default shall exist.

(e) Representations and Warranties. All of the representations and warranties contained in the Credit Agreement, as amended hereby, shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

(f) Amendment Fee. The Agent shall have received, for each of the Lenders executing this Amendment, an amount equal to 0.05% times the sum of (i) such Lender’s Revolving Credit Commitment Amount, plus (ii) such Lender’s Term Loan Amount.

(g) Other Fees and Expenses. The Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent in connection with the preparation, negotiation and execution of the Loan Documents.

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ARTICLE IV

Ratifications, Representations and Warranties

4.1 Ratifications by the Borrowers. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrowers, the Guarantor, the Lenders, and the Agent agree that each of the Credit Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with its respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity). This Amendment is a “Loan Document” as referred to in the Credit Agreement and the provisions relating to Loan Documents in the Credit Agreement are incorporated herein by reference, the same as if set forth verbatim in this Amendment.

4.2 Ratification by the Guarantor. The Guarantor hereby consents and agrees to this Amendment and agrees that (a) the Loan Documents to which the Guarantor is a party shall remain in full force and in effect and (b) the Loan Documents to which the Guarantor is a party shall continue to guarantee the Indebtedness and shall continue to be the legal, valid and binding obligations of the Guarantor and enforceable against the Guarantor in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity). In addition, the Guarantor hereby agrees that each of the Collateral Documents to which the Guarantor is a party shall remain in full force and in effect and shall continue to (i) secure the Indebtedness, and (ii) be the legal, valid and binding obligation of the Guarantor and enforceable against the Guarantor and Collateral in accordance with their respective terms.

4.3 Representations and Warranties of the Borrowers. Each of the Borrowers hereby represents and warrants to the Agent and the Lenders that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered by such Borrower in connection herewith have been authorized by all requisite action on the part of such Borrower and will not violate any organizational documents of any Borrower, (b) the representations and warranties contained in the Loan Documents, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no Default or Event of Default exists, and (d) such Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or it or its property is subject.

4.4 Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Agent and the Lenders that (a) the execution, delivery and

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performance of this Amendment and any and all other Loan Documents executed and/or delivered by the Guarantor in connection herewith have been authorized by all requisite action on the part of the Guarantor and will not violate any organizational documents of the Guarantor, (b) the representations and warranties contained in the Loan Documents to which the Guarantor is a party are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no Default or Event of Default exists, and (d) the Guarantor is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or it or its property is subject.

ARTICLE V

Miscellaneous

5.1 No Waivers. Nothing contained herein shall be construed as a consent to or waiver of any Default or Event of Default which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Loan Document. All rights and remedies of the Agent and the Lenders are hereby expressly reserved with respect to any such Default or Event of Default. Nothing contained herein shall affect or diminish the right of the Agent or any Lender to require strict performance by each of the Borrowers and the Guarantor of each provision of any Loan Document to which such Person is a party, except as expressly provided herein. Except as amended hereby, all terms and provisions of, and all rights and remedies of the Agent or any Lender under, the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.

5.2 No Further Amendments. Except as previously amended in writing or as amended hereby, the Credit Agreement and the other Loan Documents shall remain unchanged and all provisions shall remain fully effective between the parties.

5.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.4 Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Signatures transmitted by facsimile, electronic mail or other electronic transmission shall be effective as originals.

5.5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

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5.6 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of Page Intentionally Left Blank.]

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Executed as of the date first written above.

BORROWERS:

RETAILMENOT, INC.

By:		/s/ G. Cotter Cunningham
G. Cotter Cunningham
President and Chief Executive Officer

SPECTRAWIDE ACQUISITION CO., LLC,
CSB ACQUISITION CO., LLC,
CLTD ACQUISITION CO., LLC,
SMALLPONDS, LLC,
DEALS.COM, LLC,
RNOT, LLC, and
WSM CV, LLC

By:		RetailMeNot, Inc.,
as sole member of each entity listed above

	By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham
President and Chief Executive Officer

GIFTCARDZEN INC

By:		/s/ G. Cotter Cunningham
G. Cotter Cunningham
President

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GUARANTOR:

YSL VENTURES, INC.

By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham
President and Chief Executive Officer

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AGENT AND LENDERS:

COMERICA BANK, as Administrative Agent, Swing Line Lender, Issuing Lender and a Lender

By:	/s/ Stephen P. Bitter
Stephen P. Bitter
Senior Vice President

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REGIONS BANK,
as Syndication Agent and a Lender

By:	/s/ Kyle Husted
	Name:	Kyle Husted
	Title:	Vice President

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AMERICAN BANK, as a Lender

By:	/s/ Phillip Wright
	Name:	Phillip Wright
	Title:	Senior Commercial Lender

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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Justin B. Kelley
	Name:	Justin B. Kelley
	Title:	Executive Director

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FIFTH THIRD BANK, as a Lender

By:	/s/ Thomas J. Randall
	Name:	Thomas J. Randall
	Title:	Vice President

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TEXAS CAPITAL BANK, N.A., as a Lender

By:	/s/ Chris Wheeler
	Name:	Chris Wheeler
	Title:	Executive Vice President

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CADENCE BANK, as a Lender

By:	/s/ Steve Prichett
	Name:	Steve Prichett
	Title:	Executive Vice President

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